INVESTMENT ADVISORY CONTRACT

ALLIANCEBERNSTEIN BOND FUND, INC.
1345 Avenue of the Americas
New York, New York 10105

July 22, 1992, as amended December 29, 1992,
July 1, 1999, September 7, 2004, June 14, 2006,
December 16, 2009, February 4, 2010 and December 7, 2011


AllianceBernstein L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:
We herewith confirm our agreement with you as follows:
1. We are an open-end, diversified management investment
company registered under the Investment Company Act of
1940 (the Act). We are currently authorized to issue three portfolios of shares and our Directors are authorized to reclassify and issue any unissued shares to any number of additional classes or series (Portfolios) each having its own investment objective, policies and restrictions,
all as more fully described in the Prospectuses and
the Statements of Additional Information constituting
parts of the Registration Statement filed on our behalf
under the Securities Act of 1933 and the Act. We are engaged in the business of investing and reinvesting our assets
in securities of the type and in accordance with the limitations specified in our Articles of Incorporation, By-Laws,
Registration Statement filed with the Securities and
Exchange Commission under the Securities Act of 1933 and
the Act, and any representations made in our Prospectuses
and Statements of Additional Information, all in such manner and to such extent as may from time to time be authorized
by our Directors. We enclose copies of the documents listed
above and will from time to time furnish you with
any amendments thereof.
2. (a) We hereby employ you to manage the investment
and reinvestment of the assets in each of our Portfolios
as above specified, and, without limiting the generality
of the foregoing, to provide management and other services
specified below.
(b) You will make decisions with respect to all purchases
and sales of securities in each of our Portfolios.
To carry out such decisions, you are hereby authorized, as
our agent and attorney-in-fact, for our account and at our
risk and in our name, to place orders for the investment and reinvestment of our assets. In all purchases, sales and other transactions in securities in each of our Portfolios you are authorized to exercise full discretion and act
for us in the same manner and with the same force and
effect as we might or could do with respect to such
purchases, sales or other transactions, as well as
with respect to all other things necessary or incidental
to the furtherance or conduct of such purchases,
sales or other transactions.
(c) 	You will report to our Directors at each meeting
thereof all changes in each Portfolio since the prior report, and will also keep us in touch with important developments affecting any Portfolio and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in our Portfolios, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us with such statistical and analytical information with respect to securities in each of our Portfolios as you may believe appropriate or as we reasonably may request. In making such purchases and sales of securities in any of our
Portfolios, you will bear in mind the policies set
from time to time by our Directors as well as the limitations imposed by our Articles of Incorporation and in our
Registration Statement under the Securities Act of 1933
and the Act, the limitations in the Act and of the Internal
Revenue Code in respect of regulated investment companies
and the investment objective, policies and restrictions
for each of our Portfolios.
(d) 	It is understood that you will from time to time
employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution
of your duties hereunder, the cost of performance of
such duties to be borne and paid by you. No obligation
may be incurred on our behalf in any such respect.
During the continuance of this agreement and at our request
you will provide to us persons satisfactory to our Directors to serve as our officers. You or your affiliates will also
provide persons, who may be our officers, to render such
clerical, accounting and other services to us as
we may from time to time request of you. Such personnel
may be employees of you or your affiliates. We will
pay to you or your affiliates the cost of such personnel
for rendering such services to us at such rates as shall
from time to time be agreed upon between us, provided that
all time devoted to the investment or reinvestment of
securities in each of our Portfolios shall be for your
account. Nothing contained herein shall be construed to
restrict our right to hire our own employees or to contract
for services to be performed by third parties. Furthermore,
you or your affiliates (other than us) shall furnish us
without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of
any regulatory authority to which you may be subject. You or your affiliates (other than us) shall also be responsible
for the payment of any expenses incurred in promoting
the sale of our shares (other than the portion of the promotional expenses to be borne by us in accordance with an effective plan pursuant to Rule 12b-1 under the Act and the costs
of printing our prospectuses and other reports to shareholders and fees related to registration with the Securities and
Exchange Commission and with state regulatory authorities).
3. 	It is further agreed that you will reimburse us for
that portion of the ordinary operating expenses of each of
our Portfolios (except interest, taxes, brokerage,
distribution service fees paid in accordance with an
effective plan pursuant to Rule 12b-1 under the Act and extraordinary expenses, all to the extent permitted by applicable state law and regulation)
(collectively, Excludable Expenses) incurred by us which
exceeds, as to a Portfolio, the limits applicable to such
Portfolio under the laws or regulations of any state in
which our shares of such Portfolio are qualified for sale
for the prior fiscal year.
We hereby confirm that, subject to the foregoing, we
shall be responsible and hereby assume the obligation for
payment of all our other expenses including: (a) payment
of the fees payable to you under paragraph (5) hereof;
(b) custody, transfer, and dividend disbursing expenses;
(c) fees of directors who are not your affiliated persons;
(d) legal and auditing expenses; (e) clerical, accounting
and other office costs; (f) the cost of personnel
providing services to us, as provided in subparagraph
(d) of paragraph 2 above; (g) costs of printing our prospectuses and shareholder reports; (h) cost of maintenance of corporate existence; (i) interest charges, taxes,
brokerage fees and commissions; (j) costs of stationery
and supplies; (k) expenses and fees related to registration
and filing with the Securities and Exchange Commission and
with state regulatory authorities; and (l) such promotional expenses as may be contemplated by an effective plan pursuant to Rule 12b-1 under the Act provided, however,
that our payment of such promotional expenses shall be
in the amounts, and in accordance with the procedures,
set forth in such plan.
4. 	We shall expect of you, and you will give us
the benefit of, your best judgment and efforts in rendering
these services to us, and we agree as an inducement
to your undertaking these services that you shall not
be liable hereunder for any mistake of judgment or in
any event whatsoever, except for lack of good faith,
provided that nothing herein shall be deemed to protect,
or purport to protect, you against any liability to
us or to our security holders to which you would otherwise
be subject by reason of willful misfeasance, bad faith
or gross negligence in the performance of your duties
hereunder, or by reason of your reckless disregard of
your obligations and duties hereunder.
5. 	In consideration of the foregoing, we will pay
you monthly on the last day of each month with respect
to the Intermediate Bond Portfolio a fee of 1/12 of .45
of 1.00% of the first $2.5 billion of the Portfolios
average net assets, 1/12 of .40 of 1.00% of the excess
over $2.5 billion up to $5 billion of the Portfolios
average net assets and 1/12 of .35 of 1.00% of the excess
over $5 billion of the Portfolios average net assets;
provided, however, that your compensation for the period
from the date hereof through the last day of the month
in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month, and provided further that upon any
termination of this agreement before the end of any month,
such compensation for the period from the end of the last
month ending prior to such termination to the date of
termination shall be prorated according to the proportion
which such period bears to such full month and shall be
payable upon the date of termination. In consideration of
the foregoing, we will pay you monthly on the last day of
each month with respect to our Bond Inflation Strategy a
fee of 1/12 of 0.50 of 1.00% of the first $2.5 billion of
the Portfolios average net assets, 1/12 of .45 of 1.00%
of the excess over $2.5 billion up to $5 billion of
the Portfolios average net assets and 1/12 of 0.40 of 1.00%
of the excess over $5 billion of the Portfolios average net assets; provided, however, that your compensation for the period from the date hereof through the last day of the month in
which the effective date hereof occurs shall be prorated
according to the proportion which such period bears to
such full month, and provided further that, upon any
termination of this agreement before the end of any
month, such compensation for the period from the end of
the last month ending prior to such termination to
the date of termination shall be prorated according to
the proportion which such period bears to such full
month and shall be payable upon the date of termination.
In consideration of the foregoing, we will pay you monthly
on the last day of each month with respect to our
Municipal Bond Inflation Strategy a fee of 1/12 of 0.50 of
1.00% of the first $2.5 billion of the Portfolios
average net assets, 1/12 of .45 of 1.00% of the excess over
$2.5 billion up to $5 billion of the Portfolios average net assets and 1/12 of 0.40 of 1.00% of the excess over
$5 billion of the Portfolios average net assets; provided,
however, that your compensation for the period from
the date hereof through the last day of the month in
which the effective date hereof occurs shall be prorated
according to the proportion which such period bears to
such full month, and provided further that, upon any termination of this agreement before the end of any month, such
compensation for the period from the end of the last month
ending prior to such termination to the date of termination
shall be prorated according to the proportion which such
period bears to such full month and shall be payable
upon the date of termination. In consideration of the foregoing, we will pay you monthly on the last day of each month with respect to our Real Asset Strategy a fee of 1/12
of .75 of 1.00% of the Portfolios average net assets;
provided, however, that your compensation for the period
from the date hereof through the last day of the month
in which the effective date hereof occurs shall be
prorated according to the proportion which such period
bears to such full month, and provided further that,
upon any termination of this agreement before the end
of any month, such compensation for the period from
the end of the last month ending prior to such termination
to the date of termination shall be prorated according to
the proportion which such period bears to such full month
and shall be payable upon the date of termination.
In consideration of the foregoing, we will pay you monthly
on the last day of each month with respect to our Limited
Duration High Income Portfolio a fee of 1/12 of 0.60 of 1.00%
of the first $2.5 billion of the Portfolios average net assets, 1/12 of .55 of 1.00% of the excess over $2.5 billion up to
$5 billion of the Portfolios average net assets and 1/12
of 0.50 of 1.00% of the excess over $5 billion of
the Portfolios average net assets; provided, however,
that your compensation for the period from the date
hereof through the last day of the month in which
the effective date hereof occurs shall be prorated
according to the proportion which such period bears
to such full month, and provided further that, upon
any termination of this agreement before the end of
any month, such compensation for the period from
the end of the last month ending prior to such termination
to the date of termination shall be prorated according
to the proportion which such period bears to such full
month and shall be payable upon the date of termination.
6. 	This agreement (i) shall become effective on July 1, 1999
and shall remain in effect until June 30, 2001 in the case
of the Intermediate Bond Portfolio, (ii) shall become
effective on January 26, 2010 and shall remain in effect
until January 26, 2012 in the case of the Bond Inflation
Strategy and the Municipal Bond Inflation Strategy,
(iii) shall become effective on March 8, 2010 and shall
remain in effect until March 8, 2012 in the case of
the Real Asset Strategy, (iv) shall become effective on
December 7, 2011 and shall remain in effect until December 7, 2013 in the case of the Limited Duration High Income Portfolio and
(iv) shall continue in effect thereafter with respect
to each Portfolio so long as its continuance is specifically approved at least annually by our Directors or by majority vote of the holders of our outstanding voting securities
(as so defined) of such Portfolio, and, in either case,
by a majority of our Directors who are not parties to
this agreement or interested persons, as defined in the Act, of any such party (other than as Directors of the Fund)
provided further, however, that if the continuation of
this agreement is not approved as to a Portfolio, you may
continue to render to such Portfolio the services described
herein in the manner and to the extent permitted by the Act
and the rules and regulations thereunder. Upon the effectiveness of this agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This agreement may be terminated with respect to any Portfolio at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities (as so defined) of such Portfolio, or by a vote of a majority of our Directors on 60 days written notice to you, or by you with respect to any Portfolio on 60 days written notice to us.
7. 	This agreement may not be transferred, assigned,
sold or in any matter hypothecated or pledged by
you and this agreement shall terminate automatically in
the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms transfer, assignment and sale
as used in this paragraph shall have the meanings ascribed
thereto by governing law and any interpretation thereof
contained in rules or regulations promulgated by
the Securities and Exchange Commission thereunder.
8. 	(a) 	Except to the extent necessary to perform
your obligations hereunder, nothing herein shall be deemed
to limit or restrict your right, or the right of any of
your employees, or any of the directors of AllianceBernstein Corporation, general partner, who may also be a director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.
(b) 	You will notify us of any change in the general
partners of your partnership within a reasonable time after such change.
If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,

AllianceBernstein Bond Fund, Inc.


By:
Name:  Stephen J. Laffey
Title: Assistant Secretary


Agreed to and accepted July 22, 1992,
as amended December 29, 1992, July 1, 1999,
September 7, 2004, June 14, 2006, December 16, 2009,
February 4, 2010 and December 7, 2011

AllianceBernstein L.P.



By:
Name: Emilie D. Wrapp
Title:  Assistant Secretary


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